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                                                                    EXHIBIT 3(a)

                                   RESTATED
                         CERTIFICATE OF INCORPORATION

                                      OF

                            POGO PRODUCING COMPANY


     Pogo Producing Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

     FIRST:    The name of the Corporation is Pogo Producing Company.

     SECOND:   The name under which the Corporation was originally incorporated is Pennzoil Offshore Company. The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware was February 19, 1970.

     THIRD:    This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware.

     FOURTH:   This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation's certificate of incorporation as heretofore amended, supplemented or restated and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

     FIFTH:    The text of the Certificate of Incorporation of the Corporation as heretofore amended, supplemented or restated is hereby restated to read as herein set forth in full:


                                   ARTICLE I

     The name of the Corporation is Pogo Producing Company.


                                   ARTICLE II

     The address of its registered office in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                                  ARTICLE III
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     The nature of the business or purposes to be conducted or promoted by the
Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                   ARTICLE IV

     A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 102,000,000 shares, divided into 100,000,000 shares of Common Stock of the par value of $1 per share (Common Stock) and 2,000,000 shares of Preferred Stock of the par value of $1 per share (Preferred Stock).

     The Preferred Stock may be issued in one or more series and the Preferred Stock of each such series shall have such designations, preferences and relative, participating, optional, redemption, conversion, exchange and other special rights, and qualifications, limitations or restrictions thereof, as may be fixed by the Board of Directors pursuant to the authority so to do which is hereby expressly vested in it and stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issuance of Preferred Stock of such series.

     Except as otherwise provided in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, Preferred Stock redeemed or otherwise acquired by the Corporation shall assume the status of authorized but unissued Preferred Stock and may thereafter, subject to the provisions of this Article IV and of any restrictions contained in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, be reissued in the same manner as other authorized but unissued Preferred Stock.

     Except as otherwise specifically required by law or as specifically provided herein or in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, the exclusive voting power of the Corporation shall be vested in the Common Stock of the Corporation. Each share of Common Stock shall entitle the holder thereof to one vote at all meetings of the stockholders of the Corporation.

     B. Except as otherwise provided in this Article IV, the affirmative vote of the holders of not less than 80% of the outstanding shares of Common Stock and of not less than 80% of the outstanding shares of Preferred Stock outstanding and entitled to vote, such Common Stock and Preferred Stock voting separately and not as one class, shall be required:

          (i) for a merger or consolidation of the Corporation with or into any other corporation, or

          (ii) for any sale or lease of all or any substantial part of the assets of the Corporation to any other corporation, person or other entity, or

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          (iii)  any sale or lease to the Corporation or any subsidiary thereof of any assets (except assets having an aggregate fair market value of less than $5,000,000) in exchange for voting stock (or securities convertible into or exchangeable for voting stock or options, warrants, or rights to purchase voting stock or securities convertible into voting stock) of the Corporation or any subsidiary of the Corporation by any other corporation, person or entity, if as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, or as of the time the Board of Directors shall have approved a memorandum of understanding, or the Corporation shall have entered into any agreement, with respect to any such transaction for which the vote or consent of the holders of no class or series of stock of the Corporation is otherwise required by law, the Certificate of Incorporation or any other contract or agreement, such other corporation, person or entity which is party to such a transaction is the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of any class or series of voting stock of the Corporation. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of any class or series of stock of the Corporation otherwise required by law or the Certificate of Incorporation or the resolution or resolutions providing for the issuance of such class or series which have been adopted by the Board of Directors or any agreement between the Corporation and any national securities exchange.

     For purposes of this Article IV any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of the
Corporation:

          (i) which it owns directly, whether or not of record, or

          (ii) which it has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, exchange rights, warrants or options or otherwise, or

          (iii) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (ii) above), by any "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on June 1, 1977, or

          (iv) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (ii) above), by any other corporation, person or entity with which it or its "affiliate" or "associate" has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting, or disposing of stock of the Corporation.

     For the purposes of this Article IV, the outstanding shares of any class or series of stock of the Corporation shall include shares deemed owned through the application of clauses (ii), (iii) and (iv) above, but shall not include any other shares which may be

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issuable pursuant to any agreement or upon exercise of conversion or exchange rights, warrants, options or otherwise. As used in this Article IV, the term "subsidiary" shall mean a corporation, at least 40% of the voting power of the capital stock (that is, voting power entitled to be exercised in the election of directors, but excluding voting power entitled so to be exercised only upon the happening of some contingency unless such contingency shall have occurred and is continuing) of which, shall be owned by this Corporation or by one or more subsidiaries or by this Corporation and one or more subsidiaries.

     The Board of Directors shall have the power and duty to determine for the purposes of this Article IV on the basis of information known to this Corporation whether

          (i)  such other corporation, person or other entity beneficially owns
     more than   5% of the outstanding shares of any class or series of voting stock of the Corporation,

          (ii) a corporation, person or entity is an "affiliate" or "associate" (as defined herein) of another,

          (iii) the assets being acquired by the Corporation, or any subsidiary thereof, have an aggregate fair market value of less than $5,000,000, and

          (iv) the memorandum of understanding referred to in Paragraph (4) below is substantially consistent with the transaction covered thereby.

Any such determination shall be conclusive and binding for all purposes of this
Article IV.

     The provisions of this Article IV otherwise requiring an 80% vote of the holders of Common Stock and Preferred Stock shall not apply to:

          (i) any merger or consolidation of this Corporation with, or any sale or lease to this Corporation or any subsidiary thereof of any assets of, or any sale or lease by this Corporation or any subsidiary thereof of any of its assets to, any corporation, person or entity if the Board of Directors of this Corporation has approved a memorandum of understanding with such other corporation, person or entity with respect to such transaction prior to the time that such other corporation, person or entity shall have become a beneficial owner of more than 5% of the outstanding shares of any class or series of voting stock of this Corporation, or

          (ii) any merger or consolidation of this Corporation with, or any sale or lease to this Corporation or any subsidiary thereof of any assets of, or any sale or lease by this Corporation or any subsidiary thereof of any of its assets to any subsidiary of this Corporation.

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                                   ARTICLE V

     [The provision of the original Certificate of Incorporation naming the incorporator is omitted pursuant to Section 245(c) of the General Corporation Law of the State of Delaware.]


                                   ARTICLE VI

     In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.


                                  ARTICLE VII

     No contract or other transaction between the Corporation and any other corporation and no other act of the Corporation with relation to any other corporation shall, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the Corporation individually, or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or as a member of such firm or association is such a party or so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; any director of the Corporation who is also a director or officer of such other corporation or who is such a party or so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director of officer of such other corporation or not so interested. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.


                                  ARTICLE VIII

     The Corporation reserves the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation or Bylaws of the Corporation, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed herein or by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided that the provisions set forth in Articles IV (Section B only), IX, X and in this Article VIII may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote

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of the holders of not less than 80% of the outstanding shares of Common Stock and of not less than 80% of the outstanding shares of Preferred Stock, voting separately and not as one single class.


                                   ARTICLE IX

     The number of directors which shall constitute the whole Board of Directors of the Corporation shall be not less than three (3) nor more than thirteen (13) as specified from time to time in the Bylaws of the Corporation, except in the case of an increase in the number of directors by reason of any default provisions with respect to any outstanding series of Preferred Stock. The Board is divided into three classes, being Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three and if a fraction is also contained in such quotient, then if such fraction is one-third (1/3) the extra director shall be a member of Class III and if the fraction is two-thirds (2/3) one of the directors shall be a member of Class III and the other shall be a member of Class II. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending on the annual meeting next ensuing, the directors first elected to Class II shall serve for a term ending on the second annual meeting following the meeting at which such directors were first elected, and the directors first elected to Class III shall serve a full term as hereinabove provided. The foregoing notwithstanding, each director shall serve until his successor shall have been qualified, or until he shall be disabled or shall otherwise be removed.

     For purposes of the preceding paragraph, reference to the first election of directors shall signify the first election of directors concurrent with the approval by stockholders of this Article IX. At each annual election held thereafter, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed. If for any reason the number of directors in the various classes shall not conform with the formula set forth in the preceding paragraph, the Board of Directors may redesignate any director into a different class in order that the balance of directors in such classes shall conform thereto.

     The greater of (a) four directors, or (b) a majority of the directors at anytime in office, shall constitute a quorum for the transaction of business, and if at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number be required by law or by this Certificate of Incorporation.

     No director of the Corporation shall be removed from his office as a director by vote or other action of stockholders or otherwise except for cause.

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     A director need not be a stockholder.  The election of Directors need not be by ballot unless the Bylaws should so require.


                                   ARTICLE X

     No action required to be taken or which may be taken at any annual or special meeting of stockholders of this Corporation may be taken without a meeting, and the powers of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.


                                   ARTICLE XI

     No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director occurring on or after September 30, 1986; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Title 8,
Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which such director derived an improper personal benefit. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.


     IN WITNESS WHEREOF, said Pogo Producing Company has caused this certificate to be executed in its corporate name by Paul G. Van Wagenen, its Chairman of the Board, President and Chief Executive Officer, and its corporate seal to be hereunto affixed and attested by Gerald A. Morton, its Corporate Secretary and Associate General Counsel, this 24th day of October, 1996.


                              POGO PRODUCING COMPANY



                              By /s/ Paul G. Van Wagenen
                                 -----------------------------
                                 Paul G. Van Wagenen,
                                    Chairman of the Board, President
                                    and Chief Executive Officer

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ATTEST: /s/ Gerald A. Morton
        --------------------------
        Gerald A. Morton
          Corporate Secretary and
          Associate General Counsel


               [SEAL]

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